AMENDED AND RESTATED BYLAWS OF
BERLINER COMMUNICATIONS, INC.
A DELAWARE CORPORATION
(THE “CORPORATION”)

ARTICLE I
OFFICES

SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware is located at United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904.

SECTION 1.2. PRINCIPAL OFFICE. The principal office of the Corporation will be 1777 Sentry Parkway West, Blue Bell, Pennsylvania 19422, or at such other place as the Board of Directors may from time to time determine.

SECTION 1.3. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.1. PLACE OF MEETINGS. All meetings of stockholders will be held at the principal office of the Corporation, or at such other place as will be determined by the Board of Directors and specified in the notice of the meeting.

SECTION 2.2. ANNUAL MEETING. The annual meeting of stockholders will be held at such date and time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders will elect by written ballot a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders. The Board of Directors may postpone the time of holding the annual meeting of stockholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation’s officers and Directors. At annual meetings, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

SECTION 2.3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting, stating the place, day and hour thereof, will be delivered personally to each stockholder at his residence or usual place of business or mailed or sent via electronic transmission to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Waiver by a stockholder (or his duly authorized attorney) in writing of notice of a stockholders’ meeting, signed by the stockholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting of which the stockholder has had no notice.

SECTION 2.4. BUSINESS AT ANNUAL MEETINGS OF STOCKHOLDERS

(a)           Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.5 of these Bylaws) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 2.4(a) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 2.4.  For the avoidance of doubt, the foregoing clause (C) of this Section 2.4(a) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(b)           For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.5 of these Bylaws) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be appropriate for stockholder action under the provisions of the Delaware General Corporation Law (the “DGCL”).  To be timely, a stockholder’s notice for such business must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the notice of the Public Announcement (as defined in Section 2.4(e) below) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting.  In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)           To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation of the Corporation (the “Charter”) and/or these Bylaws, the specific language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder proposing such business or any Stockholder Associated Person (as defined in Section 2.4(e) below), (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Section 2.4(e) below) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 2.4(e) below) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or any Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (G) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver or intends to be or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal.  In addition, any stockholder who submits a notice pursuant to this Section 2.4(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.6.

(d)           Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 2.5 of these Bylaws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.4(a).  At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(e)           For purposes of Section 2.4, Section 2.5 and Section 2.8 of these Bylaws, the term:

(i)           “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation;

(ii)           “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iii)           “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv)           “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

SECTION 2.5. NOMINATIONS AT ANNUAL MEETINGS OF STOCKHOLDERS.

(a)           Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.5 of these Bylaws shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(b)           Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.5(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.5.  For the avoidance of doubt, clause (ii) of this Section 2.5(b) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders.  Any nominations by stockholders at an annual meeting of stockholders shall be made pursuant to timely notice in proper written form as described in Section 2.5(c) to the Secretary.  To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (iii) the tenth day following the day of the Public Announcement (as defined in Section 2.4(e)) of the date of the annual meeting or (iv) the date which is ninety (90) days prior to the date of the annual meeting.  In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)           To be in proper written form, a stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (D) the date such shares were acquired and the investment intent of such acquisition and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (B), (C), (E) and (F) below, (B) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (C) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (F) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver or intends to be or is part of a group that intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination.  In addition, any stockholder who submits a notice pursuant to this Section 2.5 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.6.  At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

(d)           Notwithstanding anything in the fourth sentence of Section 2.5(b) of these Bylaws to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.5(b) of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

SECTION 2.6. UPDATE AND SUPPLEMENT OF STOCKHOLDER'S NOTICE.  Any stockholder who submits a notice of proposal for business or nomination for election pursuant to Section 2.4 or Section 2.5 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).

SECTION 2.7. REQUIREMENTS OF EXCHANGE ACT.  In addition to the foregoing provisions of Section 2.4, Section 2.5 or Section 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for herein or by law or the Charter.

SECTION 2.8. SPECIAL MEETING. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by two or more Directors, and such special meeting may not be called by any other person or persons.

SECTION 2.9. NOTICE OF SPECIAL MEETING. Notice of a special meeting stating the place, day, hour and purpose(s) thereof, will be personally delivered to each stockholder at his residence or usual place of business or mailed or sent via electronic transmission to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice.

SECTION 2.10. BUSINESS AND NOMINATIONS AT SPECIAL MEETING OF STOCKHOLDERS.  Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by this Section 2.8) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and in accordance with these Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 2.5(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.5.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days and not more than one hundred twenty (120) days prior to such special meeting or the 10th day following the day on which Public Announcement (as defined in Section 2.4(e)) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  At a special meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

SECTION 2.11. ADJOURNMENT. At any meeting of stockholders of the Corporation, whether or not a quorum be present, a majority of the stockholders entitled to vote, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. When a meeting is adjourned for less than thirty (30) days in one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date, as provided for in Section 2.12 of these Bylaws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.12. RECORD DATE.  The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purposes (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders). Such date, in any case, shall not be more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of and to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, such date shall be at the close of business on the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, and shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired.

SECTION 2.13. STOCKHOLDER LIST. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary or the officer or agent having charge of the stock transfer ledger of the Corporation. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

SECTION 2.14. QUORUM. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless the vote of a greater number is required by law, the Charter or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.15. PROXIES AND VOTING. Stockholders entitled to vote shall have the number of votes specified in the Charter for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  When a quorum is present at any meeting, the holders of a majority of the stock represented and entitled to vote on any question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class represented and entitled to vote on any question) other than an election of directors by stockholders shall, except where a larger vote is required by law, by the Charter or by these bylaws, decide any question brought before such meeting. Any election of directors by stockholders shall be determined by a plurality of the votes cast.

SECTION 2.16. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that a consent must bear the date of each stockholder’s signature and no consent will be effective unless written consents received by a sufficient number of stockholders to take the contemplated action are delivered to the Corporation within sixty days of the date that the earliest consent is delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of Delaware law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and that written notice have been given in accordance with Section 228 of the DGCL.

SECTION 2.17. PRESIDING OFFICER AND CONDUCT OF MEETINGS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors, or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

SECTION 2.18. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

SECTION 2.19. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the Chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Directors or candidate for the office of Director shall act as an inspector of an election of Directors.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1. FUNCTIONS AND NUMBER. The property, business and affairs of the Corporation shall be managed and controlled by and under the direction of a Board of Directors, who need not be stockholders, citizens of the United States or residents of the State of Delaware. The authorized number of Directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Except as otherwise required by law or the Charter, the Board of Directors, other than those Directors elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year.

SECTION 3.2. ELECTION AND TERM. Except as provided in Section 3.3 or as otherwise required by law or the Charter, the directors of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

SECTION 3.3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as otherwise required by law or the Charter, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation (by written or electronic transmission), disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

SECTION 3.4. RESIGNATION; REMOVAL. Any Director may resign at any time by giving notice thereof in writing or by electronic transmission to the Board of Directors; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director.   Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. Except as otherwise required by law or the Charter, the Board of Directors may, by majority vote of the Directors then in office, remove a Director for cause. The owners of a majority of the outstanding shares of capital stock may remove any Director for cause by a vote at an annual meeting (or, if permitted by the Charter and these Bylaws, by a consent of the stockholders in lieu of a meeting).  For purposes hereof, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

SECTION 3.5. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors for their services. A Director may also serve the Corporation in other capacities and receive compensation therefor.

ARTICLE IV
MEETINGS OF THE BOARD

SECTION 4.1. REGULAR MEETINGS. The Board of Directors will meet each year immediately following the annual meeting of the stockholders to appoint the members of such committees of the Board of Directors as the Board may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting will be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the Directors.

SECTION 4.2. SPECIAL MEETINGS.  Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, Chief Executive Officer, chairman of the Executive Committee or by two or more Directors.  Notice of each meeting will be given at least two (2) days prior to the date of the meeting to each Director either personally or by telephone, facsimile, telecopy (with proof of transmission), or other form of electronic transmission pursuant to which the Director has consented to receive notice and will state the purpose, place, day and hour of the meeting. Waiver by a Director in writing or by electronic transmission of notice of a Directors meeting, signed by the Director, whether before or after the time of said meeting, shall be equivalent to the giving of such notice. Except as provided in Section 9.3, attendance by a Director, whether in person or by proxy, at a Directors’ meeting shall constitute a waiver of notice of such meeting of which the Director had no notice. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director.

SECTION 4.3. QUORUM AND VOTING. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Section 3.3) a majority of the number of the Directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum will not be present at any such meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

SECTION 4.4. TELEPHONE MEETINGS. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the Directors may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at such meeting. A Director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened.

SECTION 4.5. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing or by electronic transmission, setting forth the action so taken, and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors (with such filing to be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form); provided however, that such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by all members of the Board of Directors.

SECTION 4.6. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.

SECTION 4.7. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation and one (1) or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section 4.6 shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE V
COMMITTEES

SECTION 5.1. EXECUTIVE COMMITTEE. The Board of Directors by resolution may designate one or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by statute. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the power or authority to (a) amend the Charter, (b) adopt an agreement of merger or consolidation, (c) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation.

SECTION 5.2. OTHER COMMITTEES. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board shall deem appropriate.

SECTION 5.3. ORGANIZATION OF COMMITTEES. Except as otherwise required by law or the Charter, the chairman of each committee of the Board of Directors will be chosen by the members thereof. Each committee will elect a Secretary, who will be either a member of the committee or the secretary of the Corporation. The chairman of each committee will preside at all meetings of such committee.

SECTION 5.4. MEETINGS. Except as otherwise required by law or the Charter, regular meetings of each committee may be held without the giving of notice of time and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called in the manner provided as respect to notices of special meetings of the Board of Directors.

SECTION 5.5. QUORUM AND MANNER OF ACTING. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the members of each committee may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section 5.5 shall constitute presence in person at such meeting. A member so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power or authority, as such, by virtue of their membership on the committee.

SECTION 5.6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by any committee may be taken without a meeting if all members of such committee consent in writing or by electronic transmission, setting forth the action so taken, and the writing or electronic transmission is filed with the record of the action taken; provided however, that such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by all members of such committee.

SECTION 5.7. RECORD OF COMMITTEE ACTION; REPORTS. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board to be informed of the conduct of the Corporation’s business and affairs since the last meeting of the Board.

SECTION 5.8. REMOVAL. Except as otherwise required by law or the Charter, any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

SECTION 5.9. VACANCIES. Except as otherwise required by law or the Charter, any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

ARTICLE VI
OFFICERS

SECTION 6.1. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation may consist of a President, Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary and Treasurer, and there may be one or more Senior Vice Presidents, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed by the Board in its discretion. One of the Directors may also be chosen Chairman of the Board. Each of such officers will be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification, or removal from office and until his successor shall have been duly elected and qualified. Two or more offices may be held by the same person.

SECTION 6.2. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

SECTION 6.3. VACANCIES. Whenever any vacancy shall occur in any office of any officer by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by vote of a majority of the Directors for the unexpired portion of the term.

SECTION 6.4. COMPENSATION. The compensation of all officers of the Corporation shall be determined by the Board of Directors and may be altered by the Board from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact such officer is also a Director of the Corporation. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

SECTION 6.5. POWERS AND DUTIES. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. Such powers and duties will include the following:

(a)           President.  The President shall be responsible for general supervision of the affairs, properties, and operations of the Corporation, and over its several officers and be the Corporation’s general manager responsible for the management and control in the ordinary course of the business of the Corporation.  The President may execute and deliver in the name and on behalf of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of such office.  The President shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors.

(b)           Chief Executive Officer. The Chief Executive Officer shall be the chief operating officer of the Corporation, and shall have such duties as customarily pertain to that office, subject to the control of the Board of Directors.  The Chief Executive Officer may execute and deliver in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, notes, bills of sale, assignments, releases, receipts, contracts or other instruments of any kind or character authorized by the Board of Directors. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall attend in person or by substitute or by proxy and act and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which the Corporation holds stock. The Chief Executive Officer may appoint or employ and discharge employees and agents of the Corporation and fix their compensation.

(c)           Chief Financial Officer.  The Chief Financial Officer shall be the Treasurer of the Corporation unless another Treasurer is otherwise designated by the Board of Directors.  The Chief Financial Officer will be the principal accounting and financial officer of the Corporation and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. The Chief Financial Officer will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Corporation. If required by the Board of Directors, the Chief Financial Officer will give bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board of Directors may require. The Chief Financial Officer shall keep such monies and securities of the Corporation as may be entrusted to his keeping and account for the same. The Chief Financial Officer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Chief Financial Officer shall also perform, under the direction and subject to the control of the Chief Executive Officer and the Board of Directors, such other duties as may be assigned by either of such officers.

(d)           Vice Presidents. Each Vice President, Senior Vice President and Executive Vice President, if any are designated, will perform the duties prescribed or delegated by the President or by the Board of Directors, and at the request of the President or the Board of Directors, will perform as well the duties of the President's office.

(e)           General Counsel. The General Counsel, if one is designated, shall establish legal policy and see that all legal affairs of the Corporation are properly handled. The General Counsel shall report to the Chief Executive Officer.

(f)           Secretary. The Secretary, if one is designated, will give notice to and attend all meetings and keep the minutes of all of the proceedings at all meetings of the Board of Directors and all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Corporation. The Secretary will see that all notices required to be given to the stockholders and to the Board of Directors are duly given in accordance with these Bylaws or as required by law. It shall also be the duty of the Secretary to attest, by personal signature and the seal of the Corporation, all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall also attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Chief Executive Officer and the Board of Directors, such other duties as may be assigned to such officer. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders. Said copies and records need not all be kept in the same office. In the absence of the appointment of a Treasurer for the Corporation, the Secretary shall perform the duties of the Treasurer.

(g)           Other Officers. The Board of Directors may appoint such other officers, agents or employees as it may deem necessary for the conduct of the business of the Corporation. In addition, the Board may authorize the President, Chief Executive Officer or other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Corporation.

SECTION 6.6. RESIGNATIONS. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board or Chief Executive Officer; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer.  Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.

ARTICLE VII
SHARES OF STOCK AND THEIR TRANSFER; BOOKS

SECTION 7.1. CERTIFICATED AND UNCERTIFICATED SHARES.  Shares of the Corporation’s stock may be evidenced by certificates or may be issued in uncertificated form in accordance with applicable law as from time to time in effect. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be issued as uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation which are not provided to be uncertificated shall be entitled to receive from the Corporation a certificate representing the shares in a form approved by the Board of Directors and certifying the number of shares owned by such stockholder signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 7.2. ISSUANCE. Shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

SECTION 7.3. PAYMENT FOR SHARES.

(a)           The consideration for the issuance of shares shall consist of cash, services rendered (including services actually performed for the Corporation) or real or personal property (tangible or intangible) or any combination thereof actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b)           In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)           When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)           The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

SECTION 7.4. TRANSFER OF SHARES. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 7.5. STOCKHOLDERS OF RECORD. Stockholders of record entitled to vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock will be determined according to the Corporation’s stock ledger and, if so determined by the Board of Directors in the manner provided by statute, will be such stockholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.

SECTION 7.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct the issuance of new or duplicate stock certificates or uncertificated shares in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section 7.6.

SECTION 7.7. CLOSING OF STOCK TRANSFER BOOKS. The Board of Directors will have power, in its discretion, either (a) to close the stock transfer books of the Corporation (i) for a period not exceeding sixty (60) days nor less than ten (10) days preceding (A) the date of any meeting of stockholders, (B) the date for the payment of any dividend, (C) the date for the allotment of rights, or (D) the date when change or conversion or exchange of capital stock will go into effect, (ii) for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or (b) to fix a date, not more than sixty (60) days nor less than ten (10) days before (i) any stockholders’ meeting, (ii) the date for the payment of any dividend, (iii) the date for the allotment of rights, or (iv) the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the stockholders entitled to notice of, and/or to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, (B) to any such allotment of rights, (C) to exercise the rights in respect of such change, conversion, or exchange of capital stock, or (D) to give such consent, and in such case such stockholders and only such stockholders as will be stockholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

SECTION 7.8. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock and uncertificated shares. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

SECTION 7.9. EXAMINATION OF BOOKS BY STOCKHOLDERS. The original or duplicate stock ledger of the Corporation containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Corporation will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by Section 220 of the DGCL, will have the right to inspect such books and records.

ARTICLE VIII
INDEMNIFICATION; INSURANCE

SECTION 8.1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any Indemnitee (as defined in Section 8.7) to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other than Proceedings by or in the Right of the Corporation.  Any Indemnitee shall be entitled to the rights of indemnification provided in this Section 8.1(a) if, by reason of his or her Corporate Status (as defined in Section 8.7), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined in Section 8.7) other than a Proceeding by or in the right of the Corporation.  Pursuant to this Section 8.1(a), any Indemnitee shall be indemnified against all Expenses (as defined in Section 8.7), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Corporation.  Any Indemnitee shall be entitled to the rights of indemnification provided in this Section 8.1(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation.  Pursuant to this Section 8.1(b), any Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

SECTION 8.2. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Article VIII, to the extent that any Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.  If such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 8.2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 8.3. ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Article VIII, the Corporation shall advance all Expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 8.3 shall be unsecured and interest free.

SECTION 8.4. NON-EXCLUSIVITY; INSURANCE.

(a)           The rights of indemnification and to receive advancement of expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, these Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise.  No right or remedy conferred in this Article VIII is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given in this Article VIII or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy in this Article VIII, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy; and

(b)           The Corporation shall have the power to purchase and maintain insurance to the fullest extent permitted by law, as such may be amended from time to time.  Without limiting the generality of the foregoing, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

SECTION 8.5. EXCEPTION TO RIGHT OF INDEMNIFICATION. Notwithstanding any provision in this Article VIII, the Corporation shall not be obligated by this Article VIII to make any indemnity in connection with any claim made against an Indemnitee:

(a)           for which payment has actually been made to or on behalf of such Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(c)           in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Corporation has joined in or the Board of Directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the Proceeding is one to enforce such Indemnitee’s rights under this Article VIII.

SECTION 8.6. PERMISSIVE INDEMNIFICATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and advancement of expenses to employees and agents of the Corporation.

SECTION 8.7. DEFINITIONS. For purposes of this Article VIII:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation, any direct or indirect subsidiary of the Corporation, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise that such person is or was serving at the express written request of the Corporation;

(b)           “Enterprise” shall mean the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Corporation as a director, officer, employee, agent or fiduciary;

(c)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Article VIII, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee;

(d)           “Indemnitee” means any current or former director or officer of the Corporation; and

(e)           “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Corporation, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Article VIII.

SECTION 8.8. AUTHORIZATION OF INDEMNIFICATION. Any indemnification provided by Section 8.1 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 8.1(a) or Section 8.1(b) of this Article VIII, as the case may be.  Such determination shall be made, with respect to an Indemnitee who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.

SECTION 8.9. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 8.8 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnitee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1(a) or Section 8.1(b) of this Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 8.8 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that Indemnitee has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 8.9 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, Indemnitee shall also be entitled to be paid the Expenses of prosecuting such application.

SECTION 8.10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1. AMENDMENTS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of proposed alteration or repeal be contained in the notice of such special meeting; provided, that these Bylaws will not be amended in a manner inconsistent with the Charter.

SECTION 9.2. METHODS OF NOTICE. Whenever any notice is required to be given in writing to any stockholder pursuant to any statute, the Charter or these Bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail or recognized overnight courier service with postage thereon prepaid, addressed to the stockholder at such address as appears on the books of the Corporation. Whenever any notice may be or is required to be given as (a) personally to any Director, it will be deemed for all purposes to have been sufficiently given either (i) three (3) days following the date the same is deposited in the United States mail with postage prepaid thereon (ii) the day following the date the same is delivered to any recognized overnight courier service, or (iii) to the date the same is personally delivered, or (b) by facsimile or electronic transmission to any Director, it will be deemed for all purposes to have been sufficiently given at the time the same is properly transmitted (with proof of transmission).

SECTION 9.3. WAIVER OF NOTICE. The giving of any notice of the time, place or purpose of holding any meeting of stockholders or Directors and any requirement as to publication thereof, whether statutory or otherwise, will be waived by the attendance at such meeting by any person entitled to receive such notice except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.

SECTION 9.4. SEAL. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. The Board of Directors may determine not to adopt a seal for the Corporation, in which case any documents or instruments providing for the use of a seal shall be valid despite the lack of a corporate seal.

SECTION 9.5. SECURITIES OF OTHER CORPORATIONS. The President, Chief Executive Officer or the Chief Financial Officer shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

SECTION 9.6. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 9.7. DIVIDENDS. Dividends upon the outstanding stock of the Corporation, subject to the provisions of the DGCL and the Charter, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Corporation, or in any combination thereof.

SECTION 9.8. RESERVES. There may be created from time to time by resolution of the Board of Directors, out of funds of the Corporation available for dividends, such reserve or reserves as the Directors from time to time in their discretion think proper (a) to provide for contingencies, (b) to equalize dividends, (c) to repair or maintain any property of the Corporation, or (d) for such other purpose as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 9.9. SIGNATURE OF NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are prescribed by resolution (whether general or special) of the Board of Directors or the executive committee.

SECTION 9.10. SURETY BONDS. Such officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

SECTION 9.11. RELATION TO CHARTER. These Bylaws are subject to, and governed by, the Charter.